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                                                                    EXHIBIT 23.3
                          CONSENT OF PRICE WATERHOUSE

    We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Medtronic, Inc. of our report dated May 26, 1993, which appears on page 37 of Medtronic's 1993 Annual Shareholders Report, which is incorporated by reference in its Annual Report on Form 10-K for the year ended April 30, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 11 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus.

                                          By /s/ Price Waterhouse
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                                             PRICE WATERHOUSE

Minneapolis, Minnesota
March 17, 1994